EXHIBIT 32.1
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsection (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of Urban Edge Properties, hereby certifies, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the period ended September 30, 2017 (the “Report”) of Urban Edge Properties fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Urban Edge Properties.

November 1, 2017		/s/ Jeffrey S. Olson
	Name:	Jeffrey S. Olson
	Title:	Chairman of the Board of Trustees and Chief Executive Officer

November 1, 2017		/s/ Mark Langer
	Name:	Mark Langer
	Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).